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TELL KNUT

1. Interested (reservations) - see (illegible) to proceed

2.* CAPX issue needs some resolutions/plans

3. Further discussions around propositions/commercial model

4. Proceed from these discussions into MOU structure for bus plan valuations

3. Break even gross figures (no expenses). Year 4 or year 6 with minimum ops expenses -

  [no consideration for partners providing finance/